Exhibit 10.3
Confidential Materials omitted and filed separately with the Securities and Exchange
Commission. Asterisks denote omissions.
EXHIBIT B
2011 Annual Grant Long-Term Incentive Program
Award Date:
March 10, 2011
Unit Allocation Ratio:

Wright Express
Job Category	PSUs	RSUs
CEO/EVP/SVP/VP	60%	40%
DIR/MGR/TL/IC	50%	50%
New Hire	0%	100%

PSU = Performance Based Restricted Stock Units RSU = Restricted Stock Unit
Vesting Schedule:
The award vests at a rate of one third each year over a 3-year period beginning on the first anniversary of the award date.
Performance-Based Restricted Stock Unit Calculations:
The number of PSUs vesting under this 2011 Long-Term Incentive Program is based on the following:

	Payout	PPG Adj Revenue			Adjusted Net Income
	%(1)	(60%)(3)			(40%)(2)
		Perf Level(3)	$(,000)		Perf Level(4)	$(,000)
Threshold	25%	85.0%	$	[**]	80.0%	$	[**]
	50%	92.5%	$	[**]	90.0%	$	[**]
Target	100%	100.0%	$	[**]	100.0%	$	[**]
	125%	101.3%	$	[**]	103.5%	$	[**]
Target/Max	150%	102.5%	$	[**]	107.0%	$	[**]
	175%	103.8%	$	[**]	110.5%	$	[**]
Max	200%	105.0%	$	[**]	114.0%	$	[**]

(1)	Threshold ANI performance must be achieved for any PSUs to vest.

(2)	Adjusted Net Income means Adjusted Net Income as reported in the Corporation’s Form 8-K filing reporting the Corporation’s results for the performance period and may be adjusted to exclude the following items (if any): losses from discontinued operations, the cumulative effects of changes in Generally Accepted Accounting Principles, any one-time charge or dilution resulting from any acquisition or divestiture, the effect of changes to our effective federal or state tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense, including restructuring charges. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense.

(3)	PPG Adjusted Revenue is reported 2011 Revenue adjusted for the difference between reported 2011 PPG and Board-approved budgeted 2011 PPG of $[**].

(4)	Shares granted are ratable between payout levels.

Example:
•	Total Number of Units Awarded: 200

•	Ratio of PSUs/RSUs in Award: 50/50

•	Award Date: March 10, 2011

•	Total Number of PSUs in award: 100 (50% of total units)

•	Total Number RSUs in award: 100 (50% of total units)

•	2011 ANI is $[**] (150% payout)

•	2011 PPG Adjusted Revenue is $[**] (50% payout)
PSU Calculation:
(100 PSUs) multiplied by (40% ANI weight) multiplied by (150% ANI Payout Level)
Plus
(100 PSUs) multiplied by (60% Revenue weight) multiplied by (50% Revenue Payout Level)
Equals
90 PSUs converted to RSUs for vesting
Vesting Schedule:
•	First vesting event: March 10, 2012
•	PSUs vesting: 30 (one third of 90 PSUs)

•	RSUs vesting: 33 (one third of 100 RSUs granted)
•	Second vesting event: March 10, 2013
•	PSUs vesting: 30 (one third of 90 PSUs)

•	RSUs vesting: 33 (one third of 100 RSUs granted)
•	Third and Final vesting event: March 10, 2014
•	PSUs vesting: 30 (one third of 90 PSUs)

•	RSUs vesting: 34 (one third of 100 RSUs granted)

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